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                                                                    EXHIBIT 4.8
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                   * * * * *

        WILLIAMS HOLDINGS OF DELAWARE, INC., a company organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY
CERTIFY:

        FIRST: That the Board of Directors of said Company, by unanimous written consent dated April 2, 1997, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Company:

                RESOLVED that Article FOURTH of the Certificate of Incorporation of the Company (the "Certificate of Incorporation") is hereby deleted in its entirety and the following substituted therefor:

                "FOURTH: The total number of shares of capital stock which the Company shall have authority to issue is ten million one thousand (10,001,000) shares, consisting of one thousand (1,000) shares of Common Stock, par value $1.00 per share (the "Common Stock"), and ten million (10,000,000) shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

                                       I.

                1. Any unissued or treasury shares of the Preferred Stock may be issued from time to time in one or more series, as authorized by the Board of Directors, subject to the limitations of this Article FOURTH. The designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock of each series shall be such as are stated and
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        expressed in this Article FOURTH and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such series. Such resolution or resolutions shall specify:

                (a) the distinctive designation of such series and the number of shares which shall constitute such series, which may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                (b) the rate of dividends, if any, payable on shares of such series, the date, if any, from which such dividends shall accrue, the conditions upon which and the dates when such dividends shall be payable, and whether such dividends shall be cumulative or noncumulative;

                (c) the amount or amounts which the holders of the Preferred Stock of such series shall be entitled to be paid in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company (which amounts need not be the same for each such event); and

                (d) whether or not the Preferred Stock of such series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption; and may, in a manner not inconsistent with the provisions of this Article FOURTH,

                        (i) limit the number of shares of such series which may be issued;

                        (ii) provide for a sinking fund for the purchase or redemption or a purchase fund for the purchase of shares of such series and the terms and provisions governing the operation of any such fund and the status as to reissue of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof, and that so long as the Company is in default as to such sinking or purchase fund the Company shall not (with such exceptions, if any, as




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        may be provided) pay any dividends upon or purchase or redeem shares of capital stock ranking junior to the Preferred Stock as to dividends or distribution of assets upon liquidation (referred to in this Article FOURTH as "junior stock");

                        (iii) grant voting rights to the holders of shares of such series, in addition to and not inconsistent with those granted by this Article FOURTH to the holders of Preferred Stock;

                        (iv) impose conditions or restrictions upon the creation of indebtedness of the Company or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distribution of assets on liquidation;

                        (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, junior stock;

                        (vi) grant to the holders of the Preferred Stock of such series the right to convert such stock into shares of another series or class of capital stock; and

                        (vii) grant such other special rights to the holders of shares of such series as the Board of Directors may determine and as shall not be inconsistent with the provisions of this Article FOURTH.


                The term "fixed for such series" and similar terms shall mean stated and expressed in this Article FOURTH or in the resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the series referred to therein.

                2. Subject to any limitations specified in the resolution or resolutions providing for the issuance thereof, the holders of the Preferred Stock of the respective series shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, preferential dividends in cash, at the rate per annum, if any, fixed for such series, payable at quarter-yearly, half-yearly or yearly intervals, and on such dates, as may be specified in the resolution or resolutions adopted by the



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        Board of Directors providing for the issue of Preferred Stock of such respective series, to stockholders of record on a date, preceding each such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends accrued on the shares of such series, and no dividend shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the dividends accrued upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding; but nothing in this subdivision 2. shall prevent the authorization or issuance of one or more series of Preferred Stock bearing dividends subject to contingencies as to the existence or amount of earnings of the Company during one or more fiscal periods, or as to other events, to which dividends on other series of Preferred Stock are not subject.

                3. So long as any shares of Preferred Stock shall remain outstanding, in no event shall any dividends whatsoever, whether in cash, stock or otherwise, be paid or declared, or any distribution be made on any class of junior stock, nor shall any shares of junior stock be purchased, retired or otherwise acquired for a valuable consideration by the Company, unless all dividends accrued on outstanding shares of Preferred Stock for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and the full dividend thereon for the then current dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart. For purposes of this Article FOURTH, dividends shall not be deemed to have "accrued" for any dividend period on the shares of Preferred Stock of any series unless (a) such shares were outstanding during such period,and either (b) the resolution or resolutions of the Board of Directors providing for such series shall expressly state that dividends on shares thereof accrue whether or not earned or declared, and are cumulative, or (c) any and all contingencies to which the accrual of dividends on shares of such series shall by the terms of the resolution or resolutions of the Board of Directors providing for



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        such series shall expressly state that dividends on shares thereof accrue whether or not earned or declared, and are cumulative, or (c) any and all contingencies to which the accrual of dividends on shares of such series shall be the terms of the resolution or resolutions of the Board of Directors providing for such series be subject shall have been satisfied; and the term "accrued and unpaid dividends" with respect to Preferred Stock of any series shall mean accrued dividends on all outstanding shares of Preferred Stock of such series, from the date or dates from which dividends accrued thereon to the date as of which accrued and unpaid dividends are being determined, less the aggregate amount of all dividends theretofore declared and paid or set apart for payment upon such outstanding Preferred Stock.

                4. The Company, at the option of the Board of Directors, may redeem all or any part of the Preferred Stock of any series which by its terms is redeemable, at the time or times and on the terms and conditions fixed for such series, upon notice duly given in the manner provided in the resolution or resolutions of the Board of Directors providing for such series, by paying therefore in cash the sum fixed for such series, together, in each case, with an amount equal to accrued and unpaid dividends thereon. The resolution or resolutions of the Board of Directors providing for a series subject to redemption may provide that when notice of redemption of all or part of the shares of such series shall have been given, and the redemption price of such shares, together with accrued dividends to the date fixed as the redemption date (which shall be a date after the date of such notice), has been set aside by the Company, or deposited with a suitable depositary, for the pro rata benefit of the holders of the shares called for redemption, then the shares so called shall no longer be deemed outstanding, and all rights with respect to such shares, including the accrual of further dividends, other than the right to receive the redemption price of such shares, without interest, shall cease. Such resolution or resolutions may further provide, in any case where funds are deposited with a depositary other than the Company, that any funds held by such depositary in respect of shares not presented for redemption within such period as may be fixed in such resolution or resolutions, but not less than six months, after the date on which such





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        funds were first available to holders of such shares against presentation thereof for redemption, shall be repaid to the Company, and that thereafter the holders of such shares shall look solely to the Company for the funds payable upon redemption thereof.

                5. Except as herein or by law expressly provided or except as may be provided for any series of Preferred Stock by the resolution or resolutions of the Board of Directors providing for the issuance thereof as herein permitted, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of stockholders. On any matters on which the holders of the Preferred Stock or any series thereof shall be entitled to vote separately as a class or series, they shall be entitled to one vote for each share held.

                        (a) So long as any shares of Preferred Stock are outstanding, the Company shall not, without the consent of the holders of at least a majority of the number of shares of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at any annual meeting, or any special meeting called for the purpose, purchase, redeem or otherwise acquire for value any shares of the Preferred Stock or of any other stock ranking on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation during the continuance of any default in the payment of dividends on the Preferred Stock.

                        (b) Any action specified in this subdivision 5. as requiring the consent of the holders of at least a specified proportion of the number of shares of Preferred Stock or of any particular series thereof at the time outstanding or represented at a meeting may be taken with such consent and with such additional vote or consent, if any, of stockholders as may be from time to time required by this Certificate of Amendment of Certificate of Incorporation or by law.

                6. In the event of any liquidation, dissolution or winding up of the affairs of the Company, voluntary or involuntary, then, before any distribution or payment shall be made to the holders of any class of stock of the Company



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        ranking junior to the Preferred Stock as to dividends or distribution of assets on liquidation, the holders of the Preferred Stock of the respective series shall be entitled to be paid in full the respective amount fixed, with respect to liquidation, dissolution or winding up, voluntary or involuntary, as the case may be, in the resolution or resolutions of the Board of Directors providing for the issue of shares of such series, plus a sum equal to all accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Company shall be distributed among the holders of the stocks of the Company ranking junior to the Preferred Stock according to their respective rights. In the event that the assets of the Company available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock pro rata in proportion to the amounts payable hereunder upon each share thereof.

                7. Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise retired by the Company shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of this Article FOURTH and of any restriction in any such resolution, be reissued in the same manner as other authorized but unissued Preferred Stock.

                                      II.

                At every meeting of the stockholders of the Company, each holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of such Common Stock standing in such holder's name on the record books of the Company on a record date to be fixed by the Board of Directors. The holders of the Common Stock shall have the exclusive right to vote, except as provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, or except as expressly provided by Part I of this Article FOURTH.


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                Subject to the limitations prescribed in this Article FOURTH, and any further limitations prescribed in accordance therewith, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Company which are by law available therefor, dividends payable either in cash, in property or in shares of the Common Stock of the Company.

                In the event of any dissolution, liquidation or winding up of the affairs of the Company, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Company, and the amounts to which the holders of the Preferred Stock shall be entitled to share ratably in the remaining net assets of the Company.

                                      III.

                Except as may be otherwise expressly provided with respect to a particular series of Preferred Stock in the resolution or resolutions of the Board of Directors providing for such series, no holder of any shares of stock of the Company of any class or series shall be entitled as of right to subscribe to and/or purchase or acquire from the Company any stock of such class or series or any other class or series and/or any bonds, notes, debentures or other securities or obligations convertible into, or carrying warrants or rights to subscribe to, stock of the Company of any class or series; but all shares of stock, and all bonds, notes, debentures or other securities or obligations, whether or not convertible into stock or carrying warrants or rights to subscribe to stock, may be issued, sold and disposed of from time to time by the Board of Directors to such persons, firms or corporations and for such consideration (so far as may be permitted by law) as the Board of Directors shall from time to time in its absolute discretion, determine, without offering any stock, bonds, notes, debentures or other securities or obligations to the holders of Common Stock or any series of Preferred Stock.

        SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written





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consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of Delaware.

        IN WITNESS WHEREOF, said WILLIAMS HOLDINGS OF DELAWARE, INC. has caused this certificate to be signed by John C. Bumgarner, Jr., its Senior Vice President, and attested by David M. Higbee, its Secretary, this 2nd day of April, 1997.

                                WILLIAMS HOLDINGS OF DELAWARE, INC.


                                By:    /s/  JOHN C. BUMGARNER
                                   -------------------------------------
                                       John C. Bumgarner, Jr.
                                       Senior Vice President


ATTEST:

By:   /s/ DAVID M. HIGBEE
    ---------------------------
         David M. Higbee
            Secretary



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